UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 29, 2018
NORDSTROM, INC.
(Exact name of registrant as specified in its charter)

Washington	001-15059	91-0515058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1617 Sixth Avenue, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code (206) 628-2111
Inapplicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Shareholders of the Company held on May 29, 2018, the shareholders voted on the election of each of the Company’s eleven nominees for directors for the term of one year, the ratification of the appointment of Deloitte & Touche LLP as Independent Auditors of the Company, and an advisory vote regarding executive compensation.
The results of the voting were as follows:

Election of Directors	For	Against	Abstentions	Broker Non-Votes
Shellye L. Archambeau	117,390,449	1,232,944	134,434	26,439,431
Stacy Brown-Philpot	118,116,881	481,783	159,163	26,439,431
Tanya L. Domier	116,472,589	2,154,400	130,838	26,439,431
Blake W. Nordstrom	116,862,018	1,745,878	149,931	26,439,431
Erik B. Nordstrom	116,682,609	1,925,313	149,905	26,439,431
Peter E. Nordstrom	116,681,627	1,922,198	154,002	26,439,431
Philip G. Satre	104,930,078	13,689,086	138,663	26,439,431
Brad D. Smith	117,094,619	1,505,213	157,995	26,439,431
Gordon A. Smith	116,753,176	1,859,966	144,685	26,439,431
Bradley D. Tilden	117,350,093	1,258,147	149,587	26,439,431
B. Kevin Turner	117,972,029	647,976	137,822	26,439,431

Ratification of the Appointment of Independent Registered Public Accounting Firm	139,977,098	4,943,339	276,821	n/a
Advisory Vote Regarding Executive Compensation	106,804,537	11,524,994	428,296	26,439,431

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
(Registrant)

/s/ Robert B. Sari
Robert B. Sari
Senior Vice President,
General Counsel and Corporate Secretary

Date: June 1, 2018